Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Fourth Quarter and Full Year 2014 Financial Results

Fourth Quarter Highlights:

•                  Total revenue of $54.9 million

•                  GAAP operating income of $3.3 million; non-GAAP operating income of $9.0 million

•                  GAAP EPS of $0.07; non-GAAP EPS of $0.20

•                  Adjusted EBITDA of $9.7 million; adjusted EBITDA margin of 17.7%

Orange, Conn., February 12, 2015 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Connection Lifecycle Management (CLM) software and related services, today announced financial results for its fourth quarter and full year ended December 31, 2014.

“During the fourth quarter, we made progress on a number of key initiatives and were pleased with our ability to exceed profitability expectations,” stated Al Subbloie, president and CEO of Tangoe.  “During 2014, Tangoe delivered a solid combination of growth and profitability while enhancing its market leadership with the launch and rollout of our new Matrix Connection Lifecycle Management suite.  Looking forward, we believe that the company is well positioned to gain market share as the Matrix suite adds several new connection types and spend categories to our existing core fixed and mobile telecom spend, including Cloud, IT, M2M assets and expense management.”

Fourth Quarter 2014 Financial Highlights

•                  Revenue: Total revenue for the fourth quarter was $54.9 million, an increase of 10% on a year-over-year basis.  Recurring technology and services revenue was $48.2 million, an increase of 9% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $6.7 million of total revenue for the fourth quarter of 2014.

•                  Operating Income: GAAP operating income for the fourth quarter was $3.3 million, compared to $2.0 million for the fourth quarter of 2013.  Non-GAAP operating income for the fourth quarter was $9.0 million, compared to $7.6 million for the fourth quarter of 2013.

•                  Net Income: GAAP net income for the fourth quarter was $2.7 million, compared to $1.7 million for the same period last year. GAAP diluted net income per share for the fourth quarter was $0.07, based on 41.0 million weighted-average diluted shares outstanding, compared to $0.04 per share, based on 41.3 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the fourth quarter was $8.3 million compared to $7.3 million for the fourth quarter of 2013. Non-GAAP diluted net income per share for the fourth quarter was $0.20 based on 41.0 million weighted-average diluted shares outstanding compared to $0.18 per share based on 41.3 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter was $9.7 million, compared to $8.4 million for the fourth quarter of 2013. Adjusted EBITDA margin was 17.7% for the fourth quarter of 2014, compared to a 16.8% margin for the same period last year.

•                  Cash and Cash Flow: As of December 31, 2014, Tangoe had cash and cash equivalents of $51.3 million, an increase of $2.4 million from the end of the prior quarter, primarily due to the cash generated during the quarter, partially offset by the repurchase of common stock during the quarter.

The company generated $7.3 million in net cash from operations for the fourth quarter of 2014, compared to $4.8 million during the fourth quarter of 2013.  The company generated $6.5 million in unlevered free cash flow for the quarter, compared to $4.0 million during the fourth quarter of 2013.

Full Year 2014 Financial Highlights

•                  Revenue: Total revenue for the full year 2014 was $212.5 million, an increase of 12% on a year-over-year basis. Recurring technology and services revenue was $189.5 million, an increase of 12% on a year-over-year basis. Strategic consulting, software licenses and other services contributed the remaining $23.0 million of total revenue for 2014.

•                  Operating Income: GAAP operating income for the full year 2014 was $5.2 million, compared to GAAP operating income of $5.1 million for 2013. Non-GAAP operating income was $31.3 million, compared to $27.3 million for 2013.

•                  Net Income: GAAP net income for the full year 2014 was $2.9 million, compared to $5.0 million for 2013. GAAP diluted net income per share was $0.07 based on 41.2 million weighted-average diluted shares outstanding for the full year 2014, compared to $0.12 based on 40.5 million weighted-average diluted shares outstanding for 2013.

Non-GAAP net income for the full year 2014 was $28.9 million, compared to $26.3 million for 2013. Non-GAAP diluted net income per share for 2014 was

$0.70 based on 41.2 million weighted-average diluted shares outstanding, compared to $0.65 per share based on 40.5 million weighted-average diluted shares outstanding for 2013.

•                  Adjusted EBITDA: Adjusted EBITDA for the full year 2014 was $33.9 million, compared to $29.7 million for 2013. Adjusted EBITDA margin was 15.9% for 2014, an increase compared to a 15.7% margin for 2013.

•                  Cash Flow: The company generated $19.5 million in net cash from operations during the full year 2014, compared to $21.4 million in 2013. The company generated $16.0 million in unlevered free cash flow for 2014, compared to $18.9 million for 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of February 12, 2015, Tangoe is providing guidance for its first quarter and full year 2015.

•                  First Quarter 2015 Guidance: Total revenue is expected to be in the range of $55.2 million to $55.9 million.  Adjusted EBITDA is expected to be in the range of $8.0 million to $8.4 million.  Non-GAAP net income per share is expected to be in the range of $0.16 to $0.17 based on approximately 41.2 million weighted-average diluted shares outstanding.

•                  Full Year 2015 Guidance: Total revenue is expected to be in the range of $238.0 million to $243.0 million.  Adjusted EBITDA is expected to be in the range of $38.0 million to $40.0 million.  Non-GAAP net income per share is expected to be in the range of $0.77 to $0.82 based on approximately 42.0 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EST to review the company’s financial results for the fourth quarter and full year 2014 as well as its business outlook. To access this call, dial 888.455.2260 (United States), or 719.325.2495 (international), with conference ID #3595191. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through February 26, 2015, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #3595191.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Connection Lifecycle Management software and services to a wide range of global enterprises and service providers. The company’s Connection Lifecycle Management platform, Matrix, is an on-demand suite of software and services designed to turn on, track, manage, secure, and support various connections in an enterprise’s connection lifecycle, including mobile, fixed, machine-to-machine, cloud software and services, enterprise social, and IT connections. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2013 only, restructuring charge; less amortization of leasehold interest, interest income and other income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets and, for 2013 only, restructuring charge.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, other income, and, for 2013 only, restructuring charge.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our ability to gain market share and our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2014	2013	2014

Revenue:
Recurring technology and services	$44,428	$48,215	$168,484	$189,467
Strategic consulting, software licenses and other	5,599	6,712	20,430	23,009
Total revenue	50,027	54,927	188,914	212,476

Cost of revenue:
Recurring technology and services	19,583	21,877	76,228	88,510
Strategic consulting, software licenses and other	2,397	2,194	8,750	8,954
Total cost of revenue	21,980	24,071	84,978	97,464

Gross profit	28,047	30,856	103,936	115,012

Operating expenses:
Sales and marketing	9,281	9,812	33,382	39,433
General and administrative	9,016	9,413	34,765	37,963
Research and development	4,914	5,943	19,570	22,633
Depreciation and amortization	2,829	2,353	10,452	9,779
Restructuring charge	—	—	654	—
Income from operations	2,007	3,335	5,113	5,204

Other income, net
Interest expense	(49)	(22)	(401)	(103)
Interest income	10	9	60	35
Other income	108	35	1,201	114
Income before income tax provision	2,076	3,357	5,973	5,250
Income tax provision	343	686	1,011	2,314
Net income	$1,733	$2,671	$4,962	$2,936

Net income per common share:
Basic	$0.05	$0.07	$0.13	$0.08
Diluted	$0.04	$0.07	$0.12	$0.07

Weighted average number of common share:
Basic	38,184	38,743	37,706	38,642
Diluted	41,272	41,011	40,472	41,157

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2013	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,182	$51,279
Accounts receivable	43,273	56,948
Prepaid expenses and other current assets	4,537	5,901
Total current assets	90,992	114,128
COMPUTERS, FURNITURE AND EQUIPMENT-NET	4,317	5,217

OTHER ASSETS:
Intangible assets-net	36,637	28,753
Goodwill	65,963	65,348
Security deposits and other non-current assets	935	1,566
TOTAL ASSETS	$198,844	$215,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,570	$10,733
Accrued expenses	8,871	8,283
Deferred revenue-current portion	9,063	10,858
Notes payable-current portion	1,831	1,400
Other current liabilities	160	—
Total current liabilities	29,495	31,274

OTHER LIABILITIES:
Deferred taxes and other non-current liabilities	3,598	4,372
Deferred revenue-less current portion	1,536	1,030
Notes payable-less current portion	203	166
Total liabilities	34,832	36,842

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	4	4
Additional paid-in capital	202,808	215,491
Warrants for common stock	10,610	10,610
Accumulated deficit	(48,795)	(45,859)
Other comprehensive loss	(615)	(2,076)
Total stockholders’ equity	164,012	178,170
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$198,844	$215,012

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Twelve Months Ended
	December 31,
	2013	2014

Operating activities:
Net income	$4,962	$2,936
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt discount	305	50
Amortization of leasehold interest	(99)	(99)
Depreciation and amortization	10,452	9,779
Decrease in deferred rent liability	(47)	(36)
Amortization of marketing agreement intangible assets	305	493
Allowance for doubtful accounts	106	261
Deferred income taxes	400	989
Stock based compensation expense	13,259	18,498
Restructuring charge	654	—
Foreign exchange adjustment	(138)	39
Decrease in fair value of contingent consideration	(1,041)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,089)	(14,283)
Prepaid expenses and other current assets	(407)	(1,029)
Other assets	191	(450)
Accounts payable	32	1,595
Accrued expenses and other current liabilities	(2,409)	(514)
Deferred revenue	(23)	1,317
Net cash provided by operating activities	21,413	19,546
Investing activities:
Purchases of computers, furniture and equipment	(2,643)	(3,569)
Cash paid in connection with acquisitions, net of cash received	(20,845)	(881)
Net cash used in investing activities	(23,488)	(4,450)
Financing activities:
Borrowings of debt	—	177
Repayment of debt	(1,006)	(858)
Repurchase of common stock	(8,590)	(7,915)
Proceeds from exercise of stock options and stock warrants	4,861	2,100
Net cash used in financing activities	(4,735)	(6,496)

Effect of exchange rate on cash	(219)	(503)

Net (decrease) increase in cash and cash equivalents	(7,029)	8,097
Cash and cash equivalents, beginning of period	50,211	43,182
Cash and cash equivalents, end of period	$43,182	$51,279

TANGOE, INC.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2013		2014		2013		2014
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$2,007	4.0%	$3,335	6.1%	$5,113	2.7%	$5,204	2.4%

Add:
Stock based compensation expense	3,486	7.0%	3,893	7.1%	13,259	7.0%	18,498	8.7%
Amortization of intangibles	2,133	4.3%	1,814	3.3%	8,309	4.4%	7,550	3.6%
Restructuring charge	—	0.0%	—	0.0%	654	0.3%	—	0.0%
Non-GAAP income from operations	$7,626	15.2%	$9,042	16.5%	$27,335	14.5%	$31,252	14.7%

TANGOE, INC.

Reconciliation of Net income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2013		2014		2013		2014
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net income	$1,733	3.5%	$2,671	4.9%	$4,962	2.6%	$2,936	1.4%
Interest expense	49	0.1%	22	0.0%	401	0.2%	103	0.0%
Other income	(108)	-0.2%	(35)	-0.1%	(1,201)	-0.6%	(114)	-0.1%
Interest income	(10)	0.0%	(9)	0.0%	(60)	0.0%	(35)	0.0%
Income tax provision	343	0.7%	686	1.2%	1,011	0.5%	2,314	1.1%
Depreciation and amortization	2,829	5.7%	2,353	4.3%	10,452	5.5%	9,779	4.6%
Amortization of marketing agreement intangible assets	111	0.2%	161	0.3%	305	0.2%	493	0.2%
Amortization of leasehold interest	(25)	0.0%	(25)	0.0%	(99)	-0.1%	(99)	0.0%
Stock based compensation expense	3,486	7.0%	3,893	7.1%	13,259	7.0%	18,498	8.7%
Restructuring charge	—	0.0%	—	0.0%	654	0.3%	—	0.0%
Adjusted EBITDA	$8,408	16.8%	$9,717	17.7%	$29,684	15.7%	$33,875	15.9%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2014	2013	2014
Net income	$1,733	$2,671	$4,962	$2,936

Add:
Stock based compensation expense	3,486	3,893	13,259	18,498
Restructuring charge	—	—	654	—
Amortization of intangibles	2,133	1,814	8,309	7,550
Amortization of debt discount	25	5	305	50
Other income	(108)	(35)	(1,201)	(114)
Non-GAAP net income	$7,269	$8,348	$26,288	$28,920

Non-GAAP net income per share: diluted	$0.18	$0.20	$0.65	$0.70

Fully diluted weighted average shares outstanding	41,272	41,011	40,472	41,157

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2014	2013	2014
Cost of revenue	$499	$535	$2,108	$3,873
Sales and marketing	1,194	1,052	3,941	5,065
General and administrative	1,556	1,598	6,220	6,802
Research and development	237	708	990	2,758
Total	$3,486	$3,893	$13,259	$18,498

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2014	2013	2014
Net cash provided by operating activities	$4,830	$7,342	$21,413	$19,546

Add:
Interest payments, net	21	8	86	31

Subtract:
Capital expenditures	843	870	2,643	3,569
Unlevered Free Cash Flow	$4,008	$6,480	$18,856	$16,008

Investor Contact:

Seth Potter

ICR, Inc.

512.344.0277

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com